BANKERS LIFE COMPANY

                                BOARD RESOLUTION
                                    No. 11315
                                 Passed 6-24-68



BE IT RESOLVED:
         1. That the Chairman of the Board or the President shall designate the appropriate officers to have the primary responsibility and authority within the provisions of the Articles of Incorporation of the Bankers Life Company and as permitted under the applicable law to prepare and issue group and/or individual variable annuity contracts which would result in tax deferral under the Internal Revenue Code of 1954, as amended, but which do not provide for participation in the Separate Account established by the Company on the 8th day of August, 1964. Such variable annuity contracts may provide for benefits whose dollar amount or other measure of value may vary during the period subsequent to as well as the period prior to the maturity dates of such contracts.
         2. That the Chairman of the Board or the President shall designate the same or other officers to have the primary responsibility and authority within the provisions of the Articles of Incorporation of Bankers Life Company and as permitted under the applicable law to establish one or more additional Separate Accounts or funds, each of which shall meet the requirements of a "unit investment trust" as defined by the Investment Company Act of 1940, as amended.
         3. That the officers so designated are hereby authorized and directed to prepare, execute and file with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, a registration statement or statements, and such amendments thereto as may be necessary or appropriate, relating to such variable annuity contracts as described in this resolution.
         4. That the officers so designated are hereby authorized if necessary to prepare, execute and file with the Securities and Exchange Commission in accordance with the provisions of the Investment Company Act of 1940, as amended, a registration statement or statements, and such amendments thereto as may be necessary or appropriate, relating to such unit investment trust or trusts.
         5. That the officers so designated are hereby authorized to take such further action as may in their judgment be necessary or desirable to effect the registration of such variable annuity contracts and of such unit investment trust or trusts.

         This is to certify that the above is a true copy of Board Resolution No. 11315 as it appears on the minute book of the Corporation.


                                          /s/ R. E. Cassell
                                    ------------------------------------------
                                  R. E. Cassell
                                    Senior Vice-President and Secretary

                         EXECUTIVE COMMITTEE RESOLUTION
                                    No. 2000
                             Passed January 12, 1970

         RESOLVED, That in furtherance of resolution No. 11315 of the Board of Directors enacted on the 24th day of June, 1968, a separate account to be known as Separate Account B be and hereby is established for the purpose of issuing variable annuity contracts entitled to special tax treatment under Sections 401 or 403(b) of the Internal Revenue Code 1954, as amended.

                         EXECUTIVE COMMITTEE RESOLUTION
                               RESOLUTION NO. 2115
                                 PASSED 4-12-71

         "RESOLVED, That Separate Account B heretofore established by Executive Committee Resolution No. 2000, passed January 12, 1970, be and is hereby amended by deleting all reference to Section 401 of the Internal Revenue Code, and as amended said resolution reads as follows:

         'RESOLVED, That in furtherance of Resolution No. 11315 of the Board of Directors enacted on the 24th day of June 1968, a separate account to be known as Separate Account B be and hereby is established for the purpose of issuing variable annuity contracts entitled to special tax treatment under Section 403(b) of the Internal Revenue Code 1954, as amended.' "

Executive Committe Resolution 2927, dated May 17, 1982


On motion duly made and seconded, the following Resolution was unanimously adopted:

     WHEREAS, Board Resolution No. 11315, June 24, 1968, authorized the establishment and operation of one or more separate accounts for the purpose of issuing variable annuity contracts entitled to special tax treatment under the Internal Revenue Code of 1954 as amended, and, pursuant thereto the establishment of Separate Account B was authorized by Executive Committee Resolution No. 2000, January 12, 1970, as amended by Executive Committee Resolution No. 2115, April 12, 1971;

     WHEREAS, the Plan of Operations for Separate Account B provides for alternative funding for variable annuity contracts participating in Separate Account B;

     NOW, THEREFORE, BE IT RESOLVED, that there are hereby established, for the purpose of providing alternative funding methods for variable annuity contracts entitled to special tax treatment under the Internal Revenue Code of 1954, as amended, two separate divisions within Separate Account B, a Common Stock Division and a Money Market Division. All income and expenses and all gains or losses, whether or not realized, experienced with respect to assets for a series of contracts participating in a Division of Separate Account B shall be credited to or charged against those assets, unaffected by income and expenses or gains or losses experienced with respect to assets for any other series of contracts participating in the same or any other Division of Separate Account B, or constituting any other Separate Account, or constituting the general account of the Company.

     FURTHERMORE, the assets for a series of contracts participating in a Division of Separate Account B shall not be charged by Bankers Life Company with any liabilities arising from any other series of contracts issued by the company participating in the same or from any other Division of Separate Account B.

Board Resolution #12434 (passed February 23-24, 1987)

         WHEREAS, Board Resolution No. 11315, June 24, 1968, authorized the establishment and operation of one or more separate accounts for the purpose of issuing variable annuity contracts entitled to special tax treatment under the Internal Revenue Code of 1954 as amended, and, pursuant thereto the establishment of Separate Account B was authorized by Executive Committee Resolution No. 2000, January 12, 1970, as amended by Executive Committee Resolution No. 2115, April 12, 1971, and Executive Committee Resolution No. 2927, May 17, 1982;

         WHEREAS, the Plan of Operations for Separate Account B provides for alternative funding for variable annuity contracts participating in Separate Account B;

         NOW, THEREFORE, BE IT RESOLVED, that there are hereby established, for the purpose of providing alternative funding methods for variable annuity contracts entitled to special tax treatment under the Internal Revenue Code of 1954, as amended, three separate divisions within Separate Account B, a Common Stock Division, a Money Market Division and a Government Securities Division. All income and expenses and all gains or losses, whether or not realized, experienced with respect to assets for a series of contracts participating in a Division of Separate Account B shall be credited to or charged against those assets, unaffected by income and expenses or gains or losses experienced with respect to assets for any other series of contracts participating in the same or any other Division of Separate Account B, or constituting any other Separate Account, or constituting the general account of the Company.

         FURTHERMORE, the assets for a series of contracts participating in a Division of Separate Account B shall not be charged by Principal Mutual Life Insurance Company with any liabilities arising from any other series of contracts issued by the Company participating in the same or from any other Division of Separate Account B.

MEMORANDUM

November 24, 1993



TO:  Dave Drury, Officers, S-6, X7-5921

FROM:     Barry Griswell, Ind. Staff, G-13, X7-5749

RE:  New Divisions for Separate Account B


In accordance with Principal Mutual Life Insurance Company Board Resolution No. 12503 passed February 22, 1988, I have created the following new division for Separate Account B to reflect the funding options that will be utilized by the variable annuity Principal Mutual will issue in the near future:

     1. Utilities Division;

     2. World Division;

     3. Growth Division;

     4. Blue Chip Division;

     5. Emerging Growth Division;

     6. Managed Division; and

     7. Bond Division.

In addition, I have directed that the name of the Common Stock Division be changed to the Capital Accumulation Division.



    /s/ J. Barry Griswell
----------------------------------
Barry Griswell

BG/srr
dd1124.mem

Board Resolution #12503 (passed February 22-23, 1988)


     RESOLVED, that Board Resolution No. 12057, October 18-19, 1982, is amended and superseded by the following resolution, and all references in other resolutions to that resolution, or resolutions which it replaced, are amended to refer to this superseding resolution:

     BE IT RESOLVED, that either the Chief Executive Officer, or the President, is authorized to designate officers who shall have the power and authority, acting directly or through other officers and employees to whom they may delegate the power and authority:

     1. To prepare and issue or amend appropriate individual life policies, annuity contracts, disability and double indemnity riders or contracts, and settlement option contracts; to determine the appropriate plans of insurance, contracts, riders, amendments and benefits to be offered; to determine underwriting practices, including exclusions, restrictions, amount limits and classification of risks; to determine premiums, fees or charges, non-forfeiture values, and policy loan rates; to administer benefit payments; and to make recommendations with respect to dividends to be paid in connection with such policies or contracts.

     2. To prepare and issue or amend appropriate individual health policies or contracts; to determine the appropriate plans of insurance, contracts, riders, amendments and benefits to be offered; to determine underwriting practices, including exclusions, restrictions, amount limits and classification of risks; to determine premium, fees or charges and non-forfeiture values; to administer benefit payments; and to make recommendations with respect to dividends to be paid in connection with such policies or contracts.

     3. To prepare and issue or amend appropriate group policies, contracts, riders, amendments and other forms, including, but not limited to, life plans, disability benefit plans, health plans, dental plans, annuity plans and all other forms of plans, contracts or agreements pertaining to or utilized in connection with pension, profit sharing and other deferred compensation plans; to determine the plans and benefits to be offered which may include coverage on dependents as well as the participants in the plan; to determine the underwriting practices, including the exclusions, restrictions, amount limits, and classification of risks; to determine premiums, fees or charges and values; to administer benefit payments; and to make recommendations with respect to dividends to be paid in connection with such policies or contracts.

     4. To prepare, issue or amend appropriate individual or group contracts, policies or annuities providing for a separate account or accounts and to establish, maintain, amend and discontinue such account or accounts as are deemed necessary or advisable.

     5. To enter into reinsurance and coinsurance contracts and treaties; to take such actions as are required to liberalize, restrict or otherwise change benefits, values and underwriting practices with respect to any class or classes of persons or policyholders; to cause the general account or any account maintained by the Company to be segmented for the purposes of crediting investment results separately to any class or classes of policyholders; to enter into contracts or agreements wherein the Company undertakes to provide services of any nature; and to acquire or cause to be formed insurance companies or other subsidiaries, the stock of which will be owned directly or indirectly by the Company.

     6. To do those other things deemed necessary or desirable to carry out the business of Principal Mutual Life Insurance Company within the powers of the Corporation.

BE IT FURTHER RESOLVED, that either the corporate secretary or the general counsel is authorized to certify the powers of the corporation and the powers and authority of the officers or employees.

Memorandum


DATE:     January 20, 1998

TO:       Dave Drury, Officers, S-6, X7-5921

FROM:     John Aschenbrenner, Ind. Staff, G-12, X7-5927

RE:       New Divisions for Separate Account B

CC:       Steve Jones, Barry Griswell


Eight new divisions are being added to Principal Flexible Variable Annuity effective May 1, 1998. In accordance with Principal Mutual life Insurance Company Board Resolution No. 12503 passed February 22, 1988, I have created the following divisions for the Variable Life Separate Account to reflect the funding options that will be utilized by individual variable annuity contracts issued by Principal Mutual:


     1. International SmallCap Division--will invest in shares of the International SmallCap Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Invista Capital Management;

     2. MicroCap Division--will invest in shares of the MicroCap Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Goldman Sachs Asset Management;

     3. MidCap Growth Division--will invest in shares of the MidCap Growth Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Dreyfus Corporation;

     4. Real Estate Division--will invest in shares of the Real Estate Account of the Principal Variable Contracts Fund, Inc. The Account is to be managed by Principal Management Corporation;

     5. SmallCap Division--will invest in shares of the SmallCap Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Invista Capital Management;

     6. SmallCap Growth Division--will invest in shares of the SmallCap Growth Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Berger Associates;

     7. SmallCap Value Division--will invest in shares of the SmallCap Value Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by JP Morgan Asset Management;

     8. Utilities Division--will invest in shares of the Utilities Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Invista Capital Management.


In addition, I have directed that the name of the Capital Accumulation Division be changed to the Capital Value Division; that the name of the World Division be changed to the International Division; and that the name of the Emerging Growth Division be changed to the MidCap Division.


/S/ John Aschenbrenner

John Aschenbrenner


Memorandum

DATE:         September 14, 1998

TO:           Dave Drury

FROM:         John Aschenbrenner, Ind. Staff, G-12, x75927

RE:           New Divisions for Separate Account B

CC:           Steve Jones, Barry Griswell, Joyce Hoffman


Six new divisions are being added for the Principal Freedom Variable Annuity effective May 1, 1999. In accordance with Principal Life Insurance Company Board Resolution No. 12503, passed February 22, 1988, I have created the following divisions for Separate Account B to reflect the funding options that will be utilized by individual annuity contracts issued by Principal Life:

         1. Blue Chip Division--will invest in shares of the Blue Chip Account of Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Invista Capital Management;

         2. LargeCap Growth Division--will invest in shares of the LargeCap Growth Account of Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Janus Capital Corporation;

         3. MidCap Value Division--will invest in shares of the MidCap Account of Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Neuberger & Berman Management, Inc.;

         4. Stock Index 500 Division--will invest in shares of the Stock Index 500 Account of Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Invista Capital Management;

         5. American Century VP Income & Growth Division-- will invest in shares of the American Century Variable Portfolios, Inc. - VP Income & Growth;

         6. Templeton VP Stock Division-- will invest in shares of the Templeton Variable products Series Fund - Templeton Stock Fund Class 2.




         /s/ John Aschenbrenner
         -----------------------------------------

         John Aschenbrenner